United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

GARDINER HEALTHCARE ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3107 Warrington Road Shaker Heights, Ohio	44120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 633-6708

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one redeemable warrant	GDNRU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share, included as part of the units	GDNR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The directorsof Gardiner Healthcare Acquisitions Corp. (the “Company”) have determined to dissolve and liquidate the Company in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation, as further amended (the “Certificate of Incorporation”), and the Investment Management Trust Agreement, between the Company and Continental Stock Transfer & Trust Company (“CST” or the “Trustee”), dated as of December 21, 2021, as amended (the “Trust Agreement”), and will not consummate an initial business combination. Accordingly, the Company will redeem all of its outstanding shares of common stock, par value $0.0001, that were issued in its initial public offering (the “Public Shares”), effective as of the close of business on December 18th, 2023 at a per-share redemption price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined in the Trust Agreement), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any).

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the Trustee of the Trust Account to take all necessary actions to liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account (less $100,000 of interest to pay dissolution expenses) by delivering their Public Shares or units to CST, as transfer agent. Investors holding through a broker need to take no action in order to receive payment. The redemption of the Public Shares is expected to be completed on or about December 18, 2023 (the “Redemption Date”). At the close of business on the business day prior to the Redemption Date, the Company will stop trading its Public Shares, and each Public Share held at that time will represent the right to receive the redemption amount equal to the pro rata portion of the proceeds of the Trust Account.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

The Company’s initial shareholders, sponsors, officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any private placement shares or founder shares they hold. However, if the Company’s initial shareholders, sponsor or management team acquired any Public Shares or units in or after the Company’s initial public offering, they are entitled to liquidating distributions from the Trust Account with respect to such Public Shares.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

On December 11, 2023, the Company issued a press release announcing that it intends to dissolve and liquidate in accordance with the provisions of its Certificate of Incorporation and Trust Agreement and will redeem all of its Public Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of December 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gardiner Healthcare Acquisitions Corp.

	By:	/s/ Marc F. Pelletier
Marc F. Pelletier
Chief Executive Officer

Dated: December 11, 2023